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          EXHIBIT 23.1     CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.



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                       INDEPENDENT ACCOUNTANTS' CONSENT
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The Board of Directors
Bay State Bancorp, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Bay State Bancorp, Inc. of our report dated April 25, 1997 (except for note 17 as to which the date is September 9, 1997) relating to the consolidated balance sheets, as restated, of Bay State Federal Savings Bank and Subsidiary as of March 31, 1997 and March 31, 1996, and the related consolidated income statements, as restated, changes in equity, as restated, and cash flows, as restated, for each of the years in the three-year period ended March 31, 1997. Further, we consent to incorporation by reference in the registration on Form S-8 of the Form 10-Q report filed on March 23, 1998, for the quarter ended December 31, 1997.

Shatswell, MacLeod & Company, P.C.
/s/ Shatswell, MacLeod & Company, P.C.



June 18, 1998
West Peabody, Massachusetts


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